[Letterhead]

                                                                     May 1, 1997

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 of The Lazard Funds, Inc. Registration Statement on Form N-1A of our report dated January 28, 1997, relating to the financial statements and selected per share data and ratios of The Lazard Funds, Inc. which appears in such Statement of Additional Information. We also consent to the incorporation by reference of our report in the Prospectus constituting part of such Post-Effective Amendment No. 12 and to the reference to us under the heading "Selected per Share Data and Ratios" in the Prospectus.

     We consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the registration statement (Form N-1A No. 33-40682) of The Lazard Funds, Inc.


                                   /s/Anchin, Block & Anchin LLP
                                   -----------------------------
                                      Anchin, Block & Anchin LLP
                                      1375 Broadway
                                      New York, NY 10018
                                      May 1, 1997